Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 11, 2005, relating to the financial statements and financial statement schedule of Photronics, Inc., appearing in the Annual Report on Form 10-K of Photronics, Inc. for the year ended October 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Hartford, Connecticut

June 13, 2005